SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         /X/    Preliminary Proxy Statement
         / /    Confidential, for Use of the Commission Only (as permitted by
                Rule 14a- 6(e)2))
         / /    Definitive Proxy Statement
         / /    Definitive Additional Materials
         / /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                                 WHX CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/    No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------



         (4)    Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------





         (5)    Total fee paid:


--------------------------------------------------------------------------------


         / /    Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)    Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)    Filing Party:



--------------------------------------------------------------------------------


         (4)    Date Filed:

                                 WHX CORPORATION
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                           ---------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 1, 1997

                           ---------------------------


TO THE STOCKHOLDERS OF
         WHX CORPORATION:

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of WHX CORPORATION (the "Company") will be held at the Dupont Hotel, 11th & Market Streets, Wilmington, Delaware 19801, on December 1, 1997 at 11:00 A.M. for the following purposes:

                  1. To elect two (2) Class I Directors to serve until the expiration of their term and until their successors have been duly elected and shall have qualified;

                  2. To  adopt  the  1997  Directors  Stock  Option  Plan of the
         Company;

                  3. To approve the grant of an option to WPN Corp. to purchase shares of the Company's common stock;

                  4. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and

                  5. To consider and act upon such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on October 15, 1997 will be entitled to vote at the Annual Meeting.

         PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IN ORDER THAT YOUR SHARES MAY BE VOTED FOR YOU. A RETURN ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.

                                      By Order of the Board of Directors,


                                                MARVIN L. OLSHAN
                                                    Secretary

Dated:     New York, New York
           October 20, 1997

                                 WHX CORPORATION
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                           ---------------------------


                         ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 1, 1997

                           ---------------------------


                                 PROXY STATEMENT


         This Proxy Statement is being mailed to the stockholders of WHX Corporation (the "Company") on or about October 20, 1997 in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies for use at the 1997 Annual Meeting of stockholders of the Company (the "Meeting") to be held at the Dupont Hotel, 11th & Market Streets, Wilmington, Delaware 19801, on December 1, 1997 at 11:00 A.M. The Meeting has been called for the following purposes: (1) to elect two (2) Class I Directors;
(2) to adopt the 1997 Directors Stock Option Plan (the "1997 Plan") of the Company; (3) to approve the grant of an option to WPN Corp. ("WPN") to purchase 1,000,000 shares of the Company's common stock; (4) to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and (5) to consider and act upon such other business as may properly come before the Meeting.

                            PROXIES AND VOTING RIGHTS

         The voting securities of the Company outstanding on October 15, 1997 consisted of [20,734,686] shares of common stock, par value $.01 (the "Common Stock"), entitling the holders thereof to one vote per share. Stockholders of record at the close of business on October 15, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. Each of such shares is entitled to one vote. There was no other class of voting securities of the Company outstanding on that date. All shares of Common Stock have equal voting rights. A majority of the outstanding shares of Common Stock is required to be present in person or by proxy to constitute a quorum.

         All proxies delivered pursuant to this solicitation may be revoked by the person executing the same by notice in writing received at the office of the Company at any time prior to exercise. If not revoked, the shares of Common Stock represented thereby will be voted at the Meeting. All proxies will be voted in accordance with the instructions specified thereon. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as Class I Directors of the persons who have been nominated by the Board of Directors; (ii) to adopt the 1997 Plan; (iii) to approve the grant of an option to purchase shares of Common Stock to WPN; (iv) for the ratification of the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending

December 31, 1997; and (v) for any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxy.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (except on the election of directors) and will be counted as present for purposes of the item on which the abstention is noted. Since the adoption of the 1997 Plan and the proposal to approve the grant of an option to purchase shares of Common Stock require the approval of a majority of the outstanding shares present in person or by proxy and entitled to vote, abstentions will have the effect of a negative vote. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the auditors. Under applicable Delaware law, a broker non-vote will have the effect of a negative vote on the adoption of the 1997 Plan and the proposal to approve the grant of an option to purchase shares of Common Stock.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of the Common Stock of the Company outstanding at [October 16,] 1997, by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each director, (iii) each of the executive officers named in the summary compensation table and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, each stockholder has sole voting power and sole dispositive power with respect to the indicated shares.




                 NAME AND ADDRESS                                                                      PERCENTAGE
              OF BENEFICIAL OWNER(1)                         SHARES BENEFICIALLY OWNED                OF CLASS(2)

Merrill Lynch & Co., Inc.(3)
World Financial Center, North Tower
250 Vesey Street
New York, New York  10281                                                2,769,877                               13.3%

Dewey Square Investors Corporation (4)
82 Devonshire Street
Boston, Massachusetts 02109                                              2,680,126                               12.9%

Michael A. Roth (5)
 and Brian J. Stark
1500 West Market Street
Mequon, Wisconsin  53092                                                 1,875,632                                8.7%

Donald Smith & Co., Inc. (6)
East 80 Route 4
Paramus, New Jersey 07652                                                1,350,000                                6.5%

Ronald LaBow(7)                                                            704,150(8)                             3.3%

                 NAME AND ADDRESS                                                                      PERCENTAGE
              OF BENEFICIAL OWNER(1)                         SHARES BENEFICIALLY OWNED                OF CLASS(2)

Neil D. Arnold                                                              24,000(9)                              *

Paul W. Bucha                                                               24,000(9)                              *

Robert A. Davidow                                                          121,403(10)                             *

William Goldsmith                                                           37,334(9)                              *

John R. Scheessele                                                               0                                 *

Lynn Williams                                                                8,000(9)                              *

Marvin L. Olshan                                                            38,334(10)                             *

Raymond S. Troubh                                                           34,000(11)                             *

James L. Wareham                                                           127,921(9)(12)                          *

Frederick G. Chbosky                                                        24,781(13)                             *

James D. Hesse                                                              18,753(9)                              *

James D. Bradley                                                             3,333(9)                              *

Garen Smith                                                                  3,633(9)                              *

All Directors and Executive Officers as a Group (15
     persons)                                                            1,191,313(14)                            5.5%


___________________
*        less than one percent.

(1) Each director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him unless otherwise indicated.
(2) Based upon shares of Common Stock outstanding at October 16, 1997 of [20,734,686] shares. (3) Based on a Schedule 13G filed in February 1997, Merrill Lynch & Co., Inc. ("ML&Co."), Merrill Lynch Group, Inc. ("ML Group"), Merrill Lynch Asset Management, L.P. ("MLAM") and Princeton Services, Inc. ("PSI") collectively beneficially hold 2,769,877 shares of the Company's Common Stock. This amount includes 55,500 shares of Common Stock issuable upon conversion of the Company's Series A Convertible Preferred Stock and 20,000 shares of Common Stock issuable upon conversion of the Company's Series B Convertible Preferred Stock. The address of PSI and MLAM is 800 Scudders Mill Road, Plainsboro, New Jersey 08536. ML&Co., ML Group and PSI disclaim beneficial ownership of such securities. (4) Based on a Schedule 13G filed in February 1997, Dewey Square Investors Corp. beneficially holds 2,680,126 shares of the Company's Common Stock. This amount includes Common Stock issuable upon conversion of Preferred Stock. (5) Based on a joint Schedule 13G filed in December 1996, Michael A. Roth and Brian
         J. Stark beneficially hold 1,875,632 shares of the Company's Common Stock. Such amount includes 1,506,136 Shares beneficially owned by Reliant Trading which are issuable upon the conversion of 527,297 shares of Preferred Stock and 369,496 shares beneficially owned by Shepherd Trading Limited which are issuable upon the conversion of 132,203 shares of Preferred Stock. (6) Based on a Schedule 13G filed in February 1997, Donald Smith & Co., Inc. beneficially holds 1,350,000 shares of the Company's Common Stock. (7) Ronald LaBow, Chairman of the Board of the Company, is the sole stockholder of WPN. Consequently, Mr. LaBow may be deemed to be the beneficial owner of all shares of Common Stock owned by WPN.

(8) Includes 584,500 shares of Common Stock issuable upon exercise of options, within 60 days hereof, owned by WPN, of which Mr. LaBow is the president and sole shareholder.
(9) Consists of shares of Common Stock issuable upon exercise of options within 60 days hereof.
(10) Includes 37,334 shares of Common Stock issuable upon exercise of options within 60 days hereof.
(11) Includes 32,000 shares of Common Stock issuable upon exercise of options within 60 days hereof.
(12)     Resigned from employment with the Company effective February 28, 1997.
(13) Includes 18,753 shares of Common Stock issuable upon exercise of options within 60 days hereof.
(14) Includes 978,566 shares of Common Stock issuable upon exercise of options within 60 days hereof.


                                 PROPOSAL NO. 1

ELECTION OF DIRECTORS

         At the 1996 Annual Meeting of Stockholders, the stockholders approved an amendment to the Company's Certificate of Incorporation and Bylaws to, INTER ALIA, provide for the classification of the Board of Directors into three classes. The term of the current Class I Directors expires at the Meeting and when their successors are duly elected and shall have qualified. All nominees are currently Class I Directors of the Company. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any nominee not be a candidate at the time of the Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominees and may also be voted for a substitute nominee selected by the Board of Directors.

         Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below, to serve as Class I Directors of the Company for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors have been duly elected and qualified. Class I Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. The remaining Class II and Class III Directors will continue to serve their respective terms, with the three Class II Directors having terms that expire at the 1998 Annual Meeting of Stockholders of the Company and the three Class III Directors having terms that expire at the 1999 Annual Meeting of Stockholders of the Company.

         The names of the nominees and certain information concerning them are set forth below:


                                                           PRINCIPAL OCCUPATION                            FIRST YEAR
                                     CLASS OF             FOR THE PAST FIVE YEARS                            BECAME
NAME                                 DIRECTOR        AND CURRENT PUBLIC DIRECTORSHIPS        AGE         A DIRECTOR(1)

William Goldsmith                       I           DIRECTOR.  Management and                79               1987
                                                    Marketing Consultant since 1984;
                                                    Chairman of the Board of TMP,
                                                    Inc. from January 1991 to 1993;
                                                    Chairman of Overspin Golf since
                                                    1993; Chief Executive Officer of
                                                    Overspin Golf from January 1994
                                                    through October 1994; Chairman
                                                    of the Board and Chief Executive
                                                    Officer of Fiber Fuel International,
                                                    Inc., from 1994 to 1997; Life
                                                    Trustee to Carnegie Mellon
                                                    University since 1980.

John R. Scheessele                      I           DIRECTOR AND, SINCE MARCH 1997,          50               1997
                                                    PRESIDENT OF THE COMPANY.
                                                    Chairman of the Board, President
                                                    and Chief Executive Officer of
                                                    Wheeling-Pittsburgh Steel
                                                    Corporation ("WPSC") and
                                                    President of Wheeling-Pittsburgh
                                                    Corporation ("WPC") since March
                                                    1997; President and Chief
                                                    Executive Officer of The SKD
                                                    Company from February 1996 to
                                                    February 1997; President and
                                                    Chief Executive Officer of WCI
                                                    Steel, Inc. ("WCI") from
                                                    November 1994 to September
                                                    1995; Executive Vice President
                                                    and Chief Financial Officer of
                                                    WCI from November 1993 to
                                                    November 1994; Chief Financial
                                                    Officer of WCI from October 1988
                                                    to November 1993.

         The names of the Class II and Class III  Directors,  whose terms expire
at  the  1998  and  1999  Annual  Meeting  of   Stockholders   of  the  Company,
respectively, who are currently serving their terms are set forth below.


                                                           PRINCIPAL OCCUPATION                            FIRST YEAR
                                     CLASS OF             FOR THE PAST FIVE YEARS                            BECAME
NAME                                 DIRECTOR        AND CURRENT PUBLIC DIRECTORSHIPS        AGE         A DIRECTOR(1)

Neil D. Arnold                         III          DIRECTOR.  Group Finance Director        48               1992
                                                    since December 1996 and
                                                    Executive  Vice   President,
                                                    Corporate  Development  from
                                                    April 1996 through  December
                                                    1996 of  Lucas  Varity  plc,
                                                    Senior  Vice  President  and
                                                    Chief Financial Officer from
                                                    July 1990 through April 1996
                                                    of Varity Corporation. Lucas
                                                    Varity     plc      designs,
                                                    manufactures   and  supplies
                                                    advanced technology systems,
                                                    products and services in the
                                                    world's  automotive,  diesel
                                                    engine     and     aerospace
                                                    industries.

Paul W. Bucha                           II          DIRECTOR.  President, Paul W.            54               1993
                                                    Bucha & Company, Inc., an
                                                    international marketing consulting
                                                    firm, since 1979; President, BLHJ,
                                                    Inc., an international consulting
                                                    firm, from July 1991 to present;
                                                    President, Congressional Medal of
                                                    Honor Society of U.S., since
                                                    September 1995.

Robert A. Davidow                      III          DIRECTOR.  Private investor since        55               1991
                                                    January 1990. Mr. Davidow is also
                                                    a director of Arden Group, Inc.

Ronald LaBow                           III          CHAIRMAN OF THE BOARD.                   62               1991
                                                    President, Stonehill Investment
                                                    Corp. since February 1990. Mr.
                                                    LaBow is also a director  of
                                                    Regency  Equities  Corp.,  a
                                                    real estate company.

Marvin L. Olshan                        II          DIRECTOR AND, SINCE 1991,                69               1991
                                                    SECRETARY OF THE COMPANY.
                                                    Partner, Olshan Grundman Frome
                                                    & Rosenzweig LLP, since 1956.


                                                           PRINCIPAL OCCUPATION                            FIRST YEAR
                                     CLASS OF             FOR THE PAST FIVE YEARS                            BECAME
NAME                                 DIRECTOR        AND CURRENT PUBLIC DIRECTORSHIPS        AGE         A DIRECTOR(1)

Raymond S. Troubh                       II          DIRECTOR.  Financial Consultant for      71               1992
                                                    in excess of past five years. Mr.
                                                    Troubh is also a director of
                                                    ARIAD Pharmaceuticals, Inc.,
                                                    Becton, Dickinson and Company, a
                                                    medical instrumentation and
                                                    equipment company, Diamond
                                                    Offshore Drilling, Inc., Foundation
                                                    Health Systems, Inc., General
                                                    American  Investors Company,
                                                    Olsten    Corporation,     a
                                                    temporary    help   company,
                                                    Petrie Stores Corporation, a
                                                    retail  chain,  Time  Warner
                                                    Inc.  and Triarc  Companies,
                                                    Inc.,  restaurants  and soft
                                                    drinks.


____________________
(1) The Company and its subsidiaries were reorganized into a new holding company structure ("Corporate Reorganization") on July 26, 1994. Prior to the Corporate Reorganization, all directors of the Company who were directors at the time of the Corporate Reorganization were directors of WPC.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

MEETINGS AND COMMITTEES

         The Board of Directors met on five occasions and took action by unanimous written consent on three occasions during the fiscal year ended December 31, 1996. There are five Committees of the Board of Directors: the
Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Stock Option Committee (for the 1991 Incentive and Nonqualified Stock Option Plan of the Company (the "1991 Plan")). The members of the Executive Committee are Ronald LaBow, Robert A. Davidow, Marvin L. Olshan, Raymond S. Troubh and Neil D. Arnold. The Executive Committee met on three occasions and took action by unanimous written consent on two occasions during the fiscal year ended December 31, 1996. The Executive Committee possesses and exercises all the power and authority of the Board of Directors in the management and direction of the business and affairs of the Company except as limited by law and except for the power to change the membership or to fill vacancies on the Board of Directors or the Executive Committee. The members of the Audit Committee are Robert A. Davidow, Raymond S. Troubh, Neil D. Arnold and Paul W. Bucha. The Audit Committee met on five occasions during the fiscal year ended December 31, 1996. The Audit Committee annually recommends to the Board of Directors independent public accountants to serve as auditors of the Company's books, records and accounts, reviews the scope of the audits performed by such auditors and the audit reports prepared by them, reviews and monitors the Company's internal accounting procedures and monitors compliance with the Company's Code of Ethics Policy and Conflict of Interests Policy. The members of the Compensation Committee are Robert A. Davidow, William Goldsmith and Marvin
L. Olshan. The Compensation Committee met on five occasions and took action by unanimous written consent on one occasion during the fiscal year ended December 31, 1996. The Compensation Committee reviews compensation arrangements and personnel matters. The members of the Nominating Committee are Ronald LaBow, Marvin L. Olshan, Paul W. Bucha and Robert A. Davidow. The Nominating Committee took action by written consent on one occasion during the fiscal year ended December 31, 1996. The Nominating Committee recommends nominees to the Board of Directors of the Company. The members of the Stock Option Committee are Ronald LaBow, Robert A. Davidow and Marvin L. Olshan. The Stock Option Committee administers the granting of stock options under the 1991 Plan. The Stock Option Committee took action by unanimous written consent once during the fiscal year ended December 31, 1996.

         Directors of the Company who are not officers of the Company or WPSC are entitled to receive compensation for serving as directors in the amount of $40,000 per annum and $1,000 per Board Meeting, $800 per Committee Meeting attended in person and $500 per telephonic meeting other than the Stock Option Committee, and $1,000 per day of consultation and other services provided other than at meetings of the Board or Committees thereof, at the request of the Chairman of the Board. Committee Chairmen also receive an additional annual fee of $1,800. Pursuant to the Company's 1993 Directors and Non-Employee Officers Stock Option Plan (the "1993 Directors Plan"), Directors of the Company who are not officers of the Company or WPSC (and other than the Chairman of the Board) also receive options to purchase 8,000 shares of Common Stock per annum on the date of each annual meeting of Stockholders up to a maximum of 40,000 shares of Common Stock. As of the date of the Meeting, all eligible Directors have been or will have been granted the maximum number of options under the 1993 Directors Plan. Subject to stockholder approval, pursuant to the 1997 Plan, each Director will receive a grant of options to purchase 25,000 shares of Common Stock on the date of the Meeting, and will receive options to purchase 5,000 shares of Common Stock per annum on the date of each annual meeting following the 1997 Annual Meeting of Stockholders, up to a maximum of 40,000 shares of Common Stock.

         Pursuant to a management agreement effective as of January 3, 1991, as amended (the "Management Agreement"), approved by a majority of the disinterested directors of the Company, WPN, of which Ronald LaBow, the Chairman of the Board of the Company is the sole stockholder and an officer and director, provides financial, management, advisory and consulting services to the Company, subject to the supervision and control of the disinterested directors. In 1996, WPN received a monthly fee of $458,333.33, with total payments in 1996 of $5,500,000. The Company believes that the cost of obtaining the type and quality of services rendered by WPN under the Management Agreement is no less favorable than that at which the Company could obtain such services from unaffiliated entities. The terms of such Management Agreement are reviewed every other year by the disinterested directors of the Company. See "Executive Officers -- Management Agreement with WPN."

                                   MANAGEMENT

EXECUTIVE OFFICERS OF THE COMPANY

         The following table contains the names, positions and ages of the executive officers of the Company who are not directors.



                                                      PRINCIPAL OCCUPATION FOR THE PAST
NAME                                             FIVE YEARS AND CURRENT PUBLIC DIRECTORSHIPS(1)                   AGE

Frederick G. Chbosky                CHIEF FINANCIAL OFFICER.  Chief Financial Officer of the                       53
                                    Company since June 1991; Executive Vice President --
                                    Finance of WPSC since December 1992; Vice President --
                                    Finance and Chief Financial Officer of WPSC since
                                    September 1985 and Director of WPSC since January 1991;
                                    Vice President -- Purchasing Traffic and Raw Materials
                                    with WPSC from 1983 to 1985; Comptroller of WPSC from
                                    1980 to 1983; Various financial positions with WPSC, 1975
                                    to 1980; Director, Wheeling-Nisshin, Inc.

James G. Bradley                    VICE PRESIDENT.  Vice President of the Company since                           52
                                    October 1995; Executive Vice President-Operations of WPSC
                                    since October 1995; Vice President-Operations of
                                    International Mill Service from 1992 to October 1995;
                                    Vice President-Operations/Plant Manager of USS/Kobe Steel
                                    Company from 1990 to 1992.

Garen Smith                         VICE PRESIDENT.  Vice President of the Company since                           54
                                    October 1995; President and Chief Executive Officer of
                                    Unimast Incorporated ("Unimast") since April 1991
                                    (Unimast was acquired by the Company in March 1995).

Howard Mileaf                       VICE PRESIDENT -- SPECIAL COUNSEL.  Vice President -- Special                  60
                                    Counsel to the Company since April 1993; Special Counsel
                                    to the Company, from February 1992 to April 1993;
                                    Consultant, from August 1991 to April 1993; Vice
                                    President and General Counsel, Keene Corporation, from
                                    August 1981 to August 1991; Trustee/Director of Neuberger
                                    & Berman Equity Mutual Funds, since 1984.

-------------------

(1) Prior to the Corporate Reorganization, all Executive Officers of the Company who were Executive Officers at the time of the Corporate Reorganization were Executive Officers of WPC.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to (i) the chief executive officer ("CEO") of the Company for the fiscal year ended December 31, 1996 (Mr. James L. Wareham, the then President of the Company) and
(ii) the four most highly compensated executive officers of the Company other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1996 and who were employed by the Company on December 31, 1996 (together with the CEO, the "Named Executive Officers").

                           Summary Compensation Table

NAME AND PRINCIPAL POSITION          ANNUAL COMPENSATION                                     LONG TERM COMPENSATION



                                                                Other Annual     Securities
  Name and Principal                 Salary          Bonus      Compensation     Underlying        All other Compensation
      Position             Year        ($)           ($)(1)        ($)(2)        Options (#)                ($)(3)
  ------------------       ----      ------         -------     ------------     -----------       ---------------------
James L. Wareham,          1996      400,000             --          --                --               47,140(5)
President (4)              1995      400,000         90,000          --                --               46,825(5)
                           1994      400,000        140,000          --            80,000               44,877(5)

Garen Smith,               1996      200,230         63,826          --            10,000                3,000
Vice President             1995      150,000(6)      30,000          --                --                3,000
                           1994           --             --          --                --                   --

James G. Bradley,          1996      160,000             --          --            10,000                2,922
Vice President             1995       40,000(7)          --          --                --                   --
                           1994           --             --          --                --                   --

James D. Hesse,            1996      150,000             --          --                --               19,814
Vice President (8)         1995      150,000         23,528          --                --               19,415
                           1994      147,250         43,476          --                                 17,737

Frederick G. Chbosky,      1996      140,000             --          --                --               10,272
Chief Financial Officer    1995      140,000         22,384          --                --               10,020
                           1994      140,000         37,622          --                --                7,560

----------------------------

(1) Includes bonuses paid in 1995 and 1996 for services rendered in the prior year pursuant to the WPSC Management Incentive Program ("WPSC Management Incentive Program") covering officers and salaried employees of WPSC. Messrs. Wareham and Smith are not eligible to participate in the WPSC Management Incentive Program. Mr. Wareham's employment agreement provides for an annual bonus to be awarded in the sole discretion of the Company. Mr. Wareham was granted a bonus in 1995 and 1996 for services rendered in the prior year. Mr. Smith's employment agreement provides for an annual bonus based upon the achievements of certain targets specified by the Board of Directors of Unimast. Mr. Smith was granted a bonus in 1996 and 1997 for services rendered in the immediately prior year. All bonus amounts have been attributed to the year in which the services were performed.

(2) Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such named executive officer.

(3) Amounts shown, unless otherwise noted, reflect employer contributions to WPSC Salaried Employees Pension Plan, except in the case of Mr. Smith which amount reflects other employer pension contributions.

(4)      Resigned from employment with the Company effective February 28, 1997.

(5) Includes insurance premiums paid by the Company in 1996, 1995 and 1994 of $40,000 annually.

(6)      Employment with the Company commenced March 31, 1995.

(7)      Employment with the Company commenced October 2, 1995.

(8) Resigned from employment with the Company effective March 31, 1997 to become President of Wheeling- Nisshin, Inc. ("Wheeling-Nisshin"), the Company's joint venture with Nisshin Steel, Ltd.


         OPTION GRANTS TABLE. The following table sets forth certain information regarding stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 1996.

                        Option Grants in Last Fiscal Year

                                                                                          Potential Realizable
                                                                                          Value at Assumed Annual Rates
                                                                                          of Stock Price Appreciation for
                                Individual Grants                                         Option Term
                       ---------------------------------------                            --------------------------------


                                              % of Total
                                                Options
                       Number of Securities   Granted to      Exercise
                        Underlying Options   Employees in      Price     Expiration
          Name             Granted (#)        Fiscal Year     ($/Sh)        Date            5%($)            10%($)
          ----             ------------      -------------    -------      ------           -----            ------

James L. Wareham                0                0%             --          --                  0                0

Garen Smith                10,000              43.5%          13.50       2-5-06           84,900          215,155

James G. Bradley           10,000              43.5%          13.50       2-6-06           84,900          215,155

James D. Hesse                  0                0%             --          --                  0                0

Frederick G. Chbosky            0                0%             --          --                  0                0

-------------------

         All options were granted under the Company's 1991 Incentive and Nonqualified Stock Option Plan and vest ratably over a three-year period. This period commenced February 6, 1996.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values
                        ---------------------------------

         The  following   table  sets  forth  certain   information   concerning
unexercised stock options held by the Named Executive Officers as of December 31, 1996.

                                        Number of Securities           Value of Unexercised In-
                                       Underlying Unexercised            the-Money Options at
                                       Options at 1996 Fiscal             1996 Fiscal Year-
                                      Year-End(#) Exercisable/          End($)(1) Exercisable/
                                            Unexercisable                   Unexercisable
NAME                                --------------------------      ---------------------------
----

James L. Wareham                    101,254/26,667                             43,490/0

Garen Smith                            0/10,000                                  0/0

James G. Bradley                       0/10,000                                  0/0

James D. Hesse                         18,753/0                                9,844/0

Frederick G. Chbosky                   18,753/0                                9,844/0

------------------

(1) On December 31, 1996, the last reported sales price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape was $8.875.


         LONG-TERM INCENTIVE AND PENSION PLANS. The Company does not have any long-term incentive or defined benefit pension plans.

         DEFERRED COMPENSATION AGREEMENTS. Certain key employees of the Company are parties to deferred compensation agreements and/or severance agreements. The deferred compensation agreements generally provide that if the employee remains continuously in the employ of the Company until the fifth anniversary of the approval of the Company's Plan of Reorganization (the "Plan") (which Plan was approved on January 3, 1991), or if the employee's employment is terminated within such period by reason of permanent disability, retirement at age 65 or involuntary termination without good cause, the employee is entitled to receive, over a fifteen-year period commencing at the later of age 65 or termination of employment, an amount equal to twice his base salary for the most recent twelve-month period of his employment prior to January 3, 1996. The annual benefits payable to Messrs. Chbosky and Hesse upon retirement are $18,667 and $20,000, respectively. Certain other deferred compensation payments are payable by WPSC in certain circumstances, such as a demotion in job status without good cause, death or as a result of a change of control of the Company. Each of Messrs. Chbosky and Hesse is a party to a deferred compensation agreement such as is described above. Except as described in this paragraph, and in the next paragraph with respect to the employment agreement of Mr. Wareham, no plan or arrangement exists which results in compensation to a Named Executive Officer in excess of $100,000 upon such officer's future termination of employment or upon a change-of-control.

         EMPLOYMENT AGREEMENTS. As of December 31, 1996, Mr. James L. Wareham was employed as President of the Company and Chairman of the Board and Chief Executive Officer of WPSC under a two- year agreement which expired April 29, 1995, but which was automatically extended for a successive two-year period. The agreement provided for an annual salary to Mr. Wareham of $400,000 and an annual bonus awarded in the sole discretion of the Company. Mr. Wareham was not granted a bonus for services rendered in 1996. In addition, the employment agreement provided for Mr. Wareham to receive the cash surrender value of life insurance contracts purchased by the Company upon termination of his employment. The annual premium paid by the Company on the life insurance contracts was $40,000. The employment agreement provided that in the event Mr. Wareham's employment was terminated without cause or Mr. Wareham voluntarily terminated his employment due to a material change in the nature and scope of his authorities and duties after a change in control of the Company occurred, he would have been entitled to receive a payment of $800,000, and other specified benefits for a period of one year from the date of termination. Specified benefits under Mr. Wareham's employment agreement would have been forfeited under certain circumstances. Effective February 1997, Mr. Wareham resigned from his positions with the Company and was succeeded by Mr. John R. Scheessele.

         Mr. John R. Scheessele commenced employment as President of the Company, President, Chairman of the Board and Chief Executive Officer of WPSC and President of WPC pursuant to a three-year employment agreement, dated as of February 7, 1997, which is automatically extended for successive three-year periods unless earlier terminated pursuant to the provisions of such agreement. The agreement provides for an annual salary to Mr. Scheessele of $400,000 and an annual bonus to be awarded in the sole discretion of the Company. The Company will consider several factors in determining whether to pay a bonus to Mr. Scheessele including the performance of Mr. Scheessele and the resulting benefits to the Company and the overall performance of the Company as measured by the guidelines specified in the employment agreement that are used to determine the bonuses of other senior executives of the Company. In addition, the employment agreement provides for Mr. Scheessele to receive the cash surrender value of life insurance contracts purchased by the Company upon termination of his employment. The employment agreement provides that in the event Mr. Scheessele's employment is terminated without cause or Mr. Scheessele voluntarily terminates his employment due to a material change in the nature and scope of his authorities and duties after a change in control of the Company occurs, he will be entitled to receive a payment of $1,200,000, and other specified benefits for a period of one year from the date of termination. Specified benefits under Mr. Scheessele's employment agreement will be forfeited under certain circumstances.

         Mr. Garen Smith is a Vice President of the Company and is employed as President and Chief Executive Officer of Unimast under a three-year employment agreement dated as of April 7, 1997. The agreement provides for an annual salary to Mr. Smith of $230,000 per year (such salary being subject to increase based on the annual sales of Unimast) and an annual bonus of up to $75,000 based upon Unimast's operating results in the preceding year. Mr. Smith is also entitled after the end of each fiscal year that his employment agreement remains in effect to receive options to purchase shares of Common Stock, with the number of such shares to be granted dependent on Unimast's operating results in such year. In the event Mr. Smith's employment is terminated without cause, he is entitled to receive his annual salary and health insurance benefits for an eighteen month period following his termination.

         COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION. Messrs. Davidow, Goldsmith and Olshan each served as a member of the Compensation Committee of the Board of Directors during the fiscal year ended December 31, 1996. Mr. Olshan is a member of Olshan Grundman Frome & Rosenzweig LLP, which has been retained as outside general counsel to the Company since January 1991. Fees received from the Company by such firm during the fiscal year ended December 31, 1996 did not exceed 5% of the Company's or the firm's revenues.

         MANAGEMENT AGREEMENT WITH WPN. Pursuant to the Management Agreement, approved by a majority of the disinterested directors of the Company, WPN provides financial, management, advisory and consulting services to the Company, subject to the supervision and control of the disinterested directors. Such services include, among others, identification, evaluation and negotiation of acquisitions, responsibility for financing matters, review of annual and quarterly budgets, supervision and administration, as appropriate, of all of the Company's accounting and financial functions and review and supervision of the Company's reporting obligations under Federal and state securities laws. In 1996, WPN received a monthly fee of $458,333.33, with total payments in 1996 of $5,500,000. The Company provides indemnification for WPN's employees, officers and directors against any liability, obligation or loss resulting from their actions pursuant to the Management Agreement. The Management Agreement has a two year term and is renewable automatically for successive two year periods, unless terminated by either party upon 60 days' notice. Mr. LaBow is the sole stockholder and an officer and director of WPN. WPN has not derived any other income and has not received reimbursement of any of its expenses (other than health benefits and standard directors' fees) from the Company in connection with the performance of services described above. The Company believes that the cost of obtaining the type and quality of services rendered by WPN under the Management Agreement is no less favorable than the cost at which the Company could obtain such services from unaffiliated entities.


1996 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. The Compensation Committee is also responsible for the administration and award of stock options under the 1991 Plan. Messrs. Davidow, Goldsmith and Olshan, non-employee directors of the Company, serve as members of the Compensation Committee and are "non-employee directors" (within the meaning of Rule 16b-3 under the Exchange Act). Mr. Davidow serves as Chairman of the Committee. The Compensation Committee met on five occasions and took action by unanimous written consent on one occasion during the fiscal year ended December 31, 1996.

COMPENSATION PHILOSOPHY

         The Compensation Committee's executive compensation philosophy is to base management's pay, in part, on achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation, to recognize individual initiative, achievement and length of service to the Company, and to assist the Company in attracting and retaining qualified management. The Compensation Committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, since the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.

SALARIES

         Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at other integrated steel producers. Base salary compensation of executive officers is reviewed annually by the Compensation Committee, and recommendations of the Committee in that regard are acted upon by the Board of Directors. Annual salary adjustments are determined by evaluating the competitive marketplace; the performance of the Company which includes in descending level of importance, operating income of the Company and cash management, production efficiency and quality of products; the performance of the executive; the length of the executive's service to the Company and any increased responsibilities assumed by the executive. The Company places itself between the low and medium levels in determining salaries compared to the other domestic integrated steel producers, which companies include the steel companies utilized in the graph under "Common Stock Performance" below.

INCENTIVE COMPENSATION

         In 1996, all of the Company's then executive officers other than the Company's President and one Vice President were participants in the WPSC
Management Incentive Program for salaried employees of WPSC (aggregating approximately 870 employees), which was adopted by the Company in 1993. The purpose of the WPSC Management Incentive Program is to reward those employees that demonstrate outstanding performance in the pursuit of pre-defined Company and individual objectives. The total amount available for distribution is based on the Company's consolidated financial performance as determined by a pre-defined formula set each year which is based upon earnings before income taxes, depreciation and amortization ("EBITDA") as a percentage of applicable assets. The performance of each executive officer is then evaluated for the fiscal year based upon predetermined goals to determine the level of incentives to be awarded. The Company believes that this program effectively rewards employees based both on their individual achievements and on the financial success of the Company. Incentives are to be paid no later than 120 days after the end of the fiscal year. In 1996, the incentive target threshold was established by the Company at an EBITDA to operating asset ratio of 10.40%. The aggregate amount available for incentives increases as progressively higher EBITDA ratios are achieved. The ratio achieved in 1996 for purposes of the WPSC Management Incentive Program, primarily as a result of a work stoppage by the United Steelworkers of America ("USWA") at WPSC which began October 1, 1996 and continued through August 12, 1997, was below such target threshold. Accordingly, no funds were available to salaried employees of the Company pursuant to the WPSC Management Incentive Program for 1996.

         The Company from time to time considers the payment of discretionary bonuses to its executive officers. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of goals by the Company includes, in descending order, among other things, the performance of the Company as measured by return on assets and the operating income of the Company, production efficiency and quality of products. The achievement of personal goals includes the actual performance of the unit of the Company for which the executive officer has responsibility as compared to the planned performance thereof, the level of cost savings achieved by such executive officer, other individual contributions, the ability to manage and motivate employees and the achievement of assigned projects. Bonuses are determined annually after the close of each fiscal year. Despite achievement of personal goals, bonuses may not be given based upon the performance of the Company as a whole. The Compensation Committee determined that based upon the losses to the Company in 1996 incurred as a result of the work stoppage at WPSC, no discretionary bonuses would be awarded in 1996. Garen Smith, who is not a participant in the WPSC Management Incentive Program, was awarded a bonus of $63,826, which was determined pursuant to an objective formula provided in his employment agreement based upon the performance of Unimast Incorporated, a wholly-owned subsidiary of the Company, of which Mr. Smith is President.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         As described in the Employment Agreements section above, Mr. Wareham's base salary of $400,000 was determined by contract. In determining such amount, the Board of Directors considered the responsibilities performed by Mr. Wareham as President of the Company and Chairman of the Board and Chief Executive Officer of WPSC, the performance of Mr. Wareham in managing and directing the Company's operations, the efforts by Mr. Wareham in assisting the Company to improve its capital base and financial condition, a competitive assessment of survey data of other steel producers as it relates to the Company's performance versus other integrated steel producers, and the evaluation of the other factors described in "Salaries" above. Mr. Wareham's compensation was in the low to medium range compared to salaries received by chief executive officers of other integrated steel producers. Effective February 1997, Mr. Wareham resigned from his positions with the Company and was succeeded by John R. Scheessele. See Executive Compensation - Employment Agreements for a description of Mr. Scheessele's employment agreement with the Company.

          The Compensation Committee considered Mr. Wareham for a cash performance bonus in accordance with the following terms: the factors discussed in the above paragraph; the bonuses paid to other senior executives of the Company; the overall performance of the Company and WPSC as measured by guidelines used to determine the bonuses of other senior executives of the Company and WPSC including the operating income of the Company, production efficiency and quality of products; and the transactions effected for the benefit of the Company or WPSC that are outside of the ordinary course of business and directly or indirectly accomplished through the efforts of Mr. Wareham (e.g., management of the work stoppage by the USWA, business combinations, corporate partnering and other similar transactions). The Board of Directors did not award Mr. Wareham a bonus in 1996.

STOCK OPTION AND OTHER PLANS

         No options were granted to any of the Named Executive Officers during 1996, other than to Garen Smith and James Bradley, each of whom received grants to purchase 10,000 shares of Common Stock in February 1996. The exercise price for these options was $13.50 per share, the fair market value of the Common Stock on the date of grant. In keeping with the philosophy of the Compensation Committee, these options become exercisable one year after grant, vest over a three-year period, and generally can be exercised only if the optionee is employed by the Company at the time of exercise. It is the philosophy of the Compensation Committee that stock options should be awarded to employees of the Company to promote long-term interests between such employees and the Company's stockholders through an equity interest in the Company and assist in the retention of such employees. The Compensation Committee also considered the amount and terms of options previously granted to the executive officers of the Company. As a result of economic difficulties in the steel industry in general and for the Company specifically, the Compensation Committee has been concerned about the retention of talented executive and management personnel. The Compensation Committee believes the potential for equity ownership by management is beneficial in aligning management's and stockholders' interest in the enhancement of stockholder value. Participation in restricted stock, profit sharing and sales incentive plans is offered, pursuant to their terms, to provide incentive to executive officers to contribute to corporate growth and profitability.

         Compensation Committee:  William Goldsmith; Robert A. Davidow; Marvin
L. Olshan.

                           [PERFORMANCE GRAPH OMITTED]















=================================================================================================================================
                            INDEXED RETURNS
---------------------------------------------------------------------------------------------------------------------------------
                          1991            1992              1993             1994              1995             1996
---------------------------------------------------------------------------------------------------------------------------------
S&P 500 Index             100             107.62            118.46           120.03            165.13           203.05
---------------------------------------------------------------------------------------------------------------------------------
WHX CORP.                 100             82.14             244.64           189.29            155.36           126.79
---------------------------------------------------------------------------------------------------------------------------------
PEER GROUP                100             110.98            207.37           208.05            160.13           121.95
=================================================================================================================================

         In August 1997, the Company reached agreement with the USWA and ended its work stoppage which had commenced October 1, 1996. On October 15, 1997, the Record Date, the last reported sales price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape was $_______, which represents a __% increase over the last reported sales price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape on December 31, 1996, which was $8.875.

         There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the graph above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Frederick G. Chbosky, Chief Financial Officer of the Company and a director and Executive Vice President-Finance of WPSC, and Akimuni Takewaka, a director of WPSC, are directors of Wheeling- Nisshin. Mr. Takewaka is also Chairman and Chief Executive Officer of Wheeling-Nisshin. James D.

Hesse, a former Vice President of the Company, is President of Wheeling-Nisshin. The Company currently holds a 35.7% equity interest in Wheeling-Nisshin.

         Ronald LaBow, Chairman of the Board, is the sole stockholder of WPN. The Company is party to a Management Agreement with WPN. In 1996, WPN received a monthly fee of $458,333.33 with total payments in 1996 of $5,500,000. See "Executive Compensation - Management Agreement with WPN."

         Marvin L. Olshan, a Director and Secretary of the Company, is a member of Olshan Grundman Frome & Rosenzweig LLP, which has been retained as outside general counsel to the Company since January 1991. Fees received from the Company by such firm during the fiscal year ended December 31, 1996 did not exceed 5% of the Company's revenues.

                                 PROPOSAL NO. 2

                    PROPOSED 1997 DIRECTORS STOCK OPTION PLAN

         On September 25, 1997 the Board of Directors of the Company adopted the 1997 Plan, which is set forth in Exhibit A to this Proxy Statement. The 1997 Plan will not become effective unless it is approved by the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

         In 1993, the Company adopted and the stockholders approved the 1993 Directors Plan. The purpose of the 1993 Directors Plan was to assist the Company in securing and retaining directors and non-employee officers and allows them to participate in the growth of the Company. As of the Meeting, all options that could be granted to eligible participants will have been granted. Accordingly, in order to assist the Company in continuing to retain directors by allowing them to participate in the ownership and growth of the Company through the grant of stock options ("Options"), the Company has decided to recommend to stockholders the approval of the 1997 Plan. The persons eligible for the 1997
Plan are any director who is not a full or part-time employee of the Company ("Eligible Person"). The Chairman of the Board shall not be an Eligible Person. As of the date of the Meeting there are expected to be six Eligible Persons. The granting of Options will serve as partial consideration for and give the Eligible Persons an additional inducement to remain in the service of the Company and its subsidiaries and will provide them with an increased incentive to work towards the Company's success. The Company believes that the 1993 Directors Plan achieved such purposes and that the 1997 Plan will achieve the same goals.

         The following discussion of the principal features and effects of the 1997 Plan is qualified in its entirety by reference to the text of the 1997 Plan set forth in Exhibit A hereto.

ADMINISTRATION AND GRANTS

         Pursuant to the 1997 Plan, on the date of the Meeting, each Eligible Person will receive Options to purchase 25,000 shares of Common Stock. On the date of each Annual Meeting of Stockholders commencing with the 1998 Annual Meeting of Stockholders ("Grant Date"), each Eligible Person shall further receive Options to purchase 5,000 shares of Common Stock, provided that grants of Options to each such person pursuant to the 1997 Plan shall not exceed 40,000 shares of Common Stock. The terms for the grant of Options to an Eligible Person may only be changed if permitted under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and accordingly the formula for the grant of Options may not be changed or otherwise modified more than once in every six month period.

         The Company is authorized under the 1997 Plan to issue shares of Common Stock pursuant to the exercise of Options with respect to a maximum of 400,000 shares of Common Stock. As of the date hereof, no options to purchase shares of Common Stock have been granted pursuant to the 1997 Plan. Neither the Named
Executive Officers, any other executive officers of the Company nor any employees of the Company will be eligible to participate in the 1997 Plan.

SHARES SUBJECT TO THE 1997 PLAN

         The shares of Common Stock to be issued under the 1997 Plan will be either currently authorized but unissued shares of Common Stock or reacquired shares of Common Stock. An aggregate of 400,000 shares of Common Stock have been reserved for issuance under the 1997 Plan. The number of shares of Common Stock available under the 1997 Plan will be subject to adjustment to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other events. Shares of Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which options may be granted will be restored to the aggregate number of shares of Common Stock available for issuance under the 1997 Plan.

ELIGIBILITY

         The term of each Option is ten (10) years from the grant date of each Option, subject to earlier termination in accordance with the 1997 Plan.

OPTIONS

         The exercise price of each Option is equal to the fair market value of the shares of Common Stock on the day before each respective date of grant. "Fair market value" is deemed to be the closing price of a share of Common Stock on the New York Stock Exchange, on the day preceding such grant date or on the preceding such date if no shares were traded on such grant date, or if the shares of Common Stock are not listed on the New York Stock Exchange, in the principal market in which such shares are traded.

         Options granted under the 1997 Plan shall be exercisable as follows: up to one-third of the aggregate shares of Common Stock purchasable under an Option shall be exercisable commencing one year after the initial date of grant, an additional one-third of the shares of Common Stock issuable under an Option shall be exercisable commencing two years after the initial date of grant and the balance commencing on the third anniversary from the initial date of grant, provided, however, that in the case of the Eligible Person's death, permanent disability, removal as a Director without cause or failure to stand for reelection, the Option will become immediately exercisable, unless a longer vesting period is otherwise determined by the Board at grant.

           Options may be exercised in whole or in part at any time during the option period, by written notice of exercise and payment of the full purchase price as follows: in cash or by check, bank draft or money order payable to the Company; by delivery of shares of Common Stock already owned by an Eligible Person (based on the fair market value of the Common Stock on the date of exercise); or through the written election of the Eligible Person to have shares of Common Stock withheld from the shares of Common Stock otherwise to be received pursuant to the exercise of options (based on the fair market value of a share of Common Stock on the date of exercise).

TRANSFERABILITY; TERMINATION OF EMPLOYMENT

         No Option shall be transferable otherwise than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or to the extent the option agreement provisions do not disqualify such option for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (in which case options may be transferable during an Optionee's lifetime to immediate family members of the optionee, partnerships in which the only partners are members of the Optionee's immediate family, and trusts established solely for the benefit of such immediate family members), and an Option shall be exercisable during the Eligible Person's lifetime only by the Eligible Person, his guardian, legal representative or transferee.

TERMINATION AND AMENDMENT

         The 1997 Plan will terminate on September 25, 2007, but may be terminated by the Board of Directors at any time before that date. The 1997 Plan may be amended at any time by the Board of Directors. However, without the approval of the stockholders of the Company, no such amendment may (i) materially increase the number of shares of Common Stock which may be issued under the 1997 Plan; (ii) change the minimum option exercise price; (iii) extend the maximum term of Options or (iv) permit the granting of Options to anyone other than an Eligible Person. Any termination or amendment of the 1997 Plan will not impair the rights of optionees under outstanding Options without the consent of the affected optionees.

FEDERAL INCOME TAX CONSEQUENCES

         Upon exercise of an Option granted under the 1997 Plan, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received over the exercise price of such shares. That amount increases the grantee's basis in the Common Stock acquired pursuant to the exercise of the option. Upon a subsequent sale of the shares of Common Stock, the grantee will incur short term or long-term gain or loss depending upon his holding period for the shares of Common Stock and upon the shares of Common Stock's subsequent appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

         The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options under the 1997 Plan and the sale of shares of Common Stock acquired under the 1997 Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 1997 Plan.

         The Board of Directors believes it is in the Company's best interests to adopt the 1997 Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of Common Stock by Eligible Persons and to help the Company secure and retain the services of such persons. Rule 16b-3 and the Rules of the New York Stock Exchange ("NYSE") require the affirmative vote of the holders of record of a majority of the shares of Common Stock present in person or by proxy at the Meeting for adoption of the 1997 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1997 PLAN. If a choice is specified on the proxy by the stockholder, the shares of Common Stock will be voted as specified. If no specification is made, the shares of Common Stock will be voted "FOR" adoption of the 1997 Plan.

                                 PROPOSAL NO. 3

                            OPTION GRANT TO WPN CORP.

         On August 4, 1997, the Compensation Committee of the Board of Directors approved the grant of an option to purchase 1,000,000 shares of Common Stock (the "Option Grant") to WPN ("Option Grantee"), at the then market price per Share, subject to stockholder approval. The Board of Directors approved such grant on September 25, 1997. Ronald LaBow, the Chairman of the Board of the Company, is the sole shareholder and an officer and director of WPN. Stewart E. Tabin and Neale X. Trangucci are officers and directors of WPN, officers of the Company and directors of WPSC.

         The Board of Directors believes that based upon the performance of the Option Grantee, including the efforts of the Option Grantee in resolving the outstanding labor dispute between the Company's wholly-owned subsidiary, WPSC, and the USWA, which labor settlement runs through 2003, provides for mandatory multicrafting and modification of certain work practices, a reduction of 850 jobs through attrition and a defined-benefit pension plan, as well as other changes, and positions WPSC to profitably produce steel in the future, the Option Grant is merited and in the Company's best interests. Such grant further aligns the interests of the Option Grantee with those of the Company to enhance the long term value of the Company's Common Stock.

         No part of the option is currently exercisable. The option is exercisable with respect to one-third of the shares of Common Stock issuable upon the exercise thereunder at any time on or after the date of stockholder approval of the Option Grant (the "Approval Date"). The option with respect to an additional one-third of the shares of Common Stock may be exercised on the first and second anniversaries of the Approval Date, respectively. The option, to the extent not previously exercised, will expire on August 4, 2007. The Rules of the NYSE require the affirmative vote of the holders of record of a majority of the shares of Common Stock present in person or by proxy at the Meeting for approval of the Option Grant.
If such approval is not obtained the Option Grant will be cancelled.

         On July 29, 1993, the Board approved a grant of options to purchase 600,000 shares of Common Stock to WPN, as well as grants of options to purchase 200,000 shares of Common Stock each to Messrs. Tabin and Trangucci, all of which grants were approved by stockholders of the Company at the Company's 1994 Annual Meeting of Stockholders.

FEDERAL INCOME TAX CONSEQUENCES

         Upon exercise of an option granted under the Option Grant, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received over the exercise price of such shares. That amount increases the grantee's basis in the Common Stock acquired pursuant to the exercise of the option. Upon a subsequent sale of the shares of Common Stock, the grantee will incur short term or long-term gain or loss depending upon his holding period for the shares of Common Stock and upon the shares of Common Stock's subsequent appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

         The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options under the Option Grant and the sale of shares of Common Stock acquired under the Option Grant. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the Option Grants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE OPTION GRANT. If a choice is specified on the proxy by the stockholder, the shares of Common Stock will be voted as specified. If no specification is made, the shares of Common Stock will be voted "FOR" approval of the Option Grant.


                                 PROPOSAL NO. 4

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Price Waterhouse LLP has been selected as the independent public accountants for the Company for the fiscal year ending December 31, 1997. Although the selection of accountants does not require ratification, the Board of Directors have directed that the appointment of Price Waterhouse LLP be submitted to stockholders for ratification due to the significance of their appointment by the Company. If stockholders do not ratify the appointment of Price Waterhouse LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of that firm, which served as the Company's independent public accountants for the fiscal year ended December 31, 1996, is expected to be present at the Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF PROPOSAL NO. 3.


                             SOLICITATION STATEMENT

         All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by regular employees of the Company, by telephone, telegraph or personal contact, without additional compensation. Innisfree M & A, Inc. has been retained to assist in the solicitation of proxies for a fee of $7,500 plus expenses. The Company will, upon request, reimburse brokerage houses and persons holding shares of Common Stock in the names of their nominees for their reasonable expenses in sending solicited material to their principals.

                              STOCKHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than February 2, 1998.

                                  OTHER MATTERS

         So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

         All stockholders of record as of October 15, 1997 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 31, 1996. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1996.

                                             By Order of the Company,


                                             MARVIN L. OLSHAN, Secretary


Dated:   New York, New York
         October 20, 1997

         THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS AMENDED FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 (WITHOUT EXHIBITS) (AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION) TO STOCKHOLDERS OF RECORD ON THE RECORD DATE WHO MAKE WRITTEN REQUEST THEREFOR TO MARVIN L. OLSHAN, SECRETARY, WHX CORPORATION, 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022.

                                                                       EXHIBIT A


                                 WHX CORPORATION
                        1997 DIRECTORS STOCK OPTION PLAN


                                    ARTICLE I

                                     PURPOSE

                  The purpose of the WHX Corporation 1997 Directors Stock Option Plan (the "Plan") is to secure for WHX Corporation and its stockholders the benefits arising from stock ownership by its directors. The Plan will provide a means whereby such directors may purchase shares of the common stock, $.01 par value, of WHX Corporation pursuant to options granted in accordance with the Plan.

                                                    ARTICLE II

                                                    DEFINITIONS

                  The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

                  2.1  "Board"   shall  mean  the  Board  of  Directors  of  WHX
Corporation.

                  2.2 "Chairman" shall mean the duly appointed Chairman of any standing Committee of the Board.

                  2.3 "Committee" shall mean a duly appointed standing committee of the Board.

                  2.4      "Company" shall mean WHX Corporation.

                  2.5 "Director" shall mean any person who is a member of the Board of Directors of the Company.

                  2.6 "Eligible Person" shall be any Director who is not a full or part-time Employee of the Company, except the Chairman of the Board shall not be an Eligible Person.

                  2.7 "Exercise Price" shall mean the price per Share at which an Option may be exercised.

                  2.8 "Fair Market Value" shall mean the closing sale price of a Share as reported on the New York Stock Exchange Composite Tape on the day preceding the Grant Date or on the preceding such date if no Shares were traded on such Grant Date. If the Shares are not reported on the New York Stock Exchange or on another national securities exchange, Fair Market Value shall be deemed to be the average of the high bid and asked prices of the Shares on the over-the-counter market on the Grant Date, or the next preceding date on which the last prices were recorded.

                  2.9 "Grant Date" shall mean the Initial Grant Date or any other date that an Option shall be granted pursuant to the Plan as appropriate.

                  2.10 "Initial Grant Date" shall mean the date of the 1997 Annual Meeting of Stockholders.

                  2.11 "Option" shall mean an Option to purchase Shares granted pursuant to the Plan.

                  2.12 "Option Agreement" shall mean the written agreement described in Article VI herein.

                  2.13 "Permanent Disability" shall mean the condition of an Eligible Person who is unable to participate as a member of the Board by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

                  2.14 "Purchase Price" shall be the Exercise Price multiplied by the number of whole Shares with respect to which an Option may be exercised.

                  2.15 "Shares" shall mean shares of common stock $.01 par value of the Company.

                  2.16 "Subsequent Grant Date" shall mean the date of each annual meeting of the stockholders of the Company following the Initial Grant Date, provided that the Eligible Person served as a Director during the period between the Initial Grant Date and Subsequent Grant Date and between Subsequent Grant Dates, as the case may be.


                                   ARTICLE III

                                 ADMINISTRATION

                  3.1 GENERAL. This Plan shall be administered by the Board in accordance with the express provisions of this Plan.

                  3.2 POWERS OF THE BOARD. The Board shall have full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Plan as may be necessary for the administration of the Plan.

                                   ARTICLE IV

                             SHARES SUBJECT TO PLAN

                  Subject to adjustment in accordance with Article IX an aggregate of 400,000 Shares is reserved for issuance under this Plan. Shares sold under this Plan may be either authorized, but unissued Shares or reacquired Shares. If an Option, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered by such Option shall be available for future grants of Options.

                                    ARTICLE V

                                     GRANTS

                  5.1 INITIAL GRANTS. On the Initial Grant Date, each Eligible Person shall receive the grant of an Option to purchase 25,000 Shares.

                  5.2 SUBSEQUENT GRANTS TO DIRECTORS. On each Subsequent Grant Date, each Eligible Person shall receive the grant of an Option to purchase 5,000 Shares, provided that the grant of Options hereunder to an Eligible Person who is a Director shall not exceed 40,000 Shares.

                  5.3 COMPLIANCE WITH RULE 16B-3. The terms for the grant of Options to an Eligible Person may only be changed if permitted under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and accordingly the formula for the grant of Options may not be changed or otherwise modified more than once in any six month period.

                                   ARTICLE VI

                                 TERMS OF OPTION

                  Each Option shall be evidenced by a written Option Agreement executed by the Company and the Eligible Person which shall specify the Grant Date, the number of Shares subject to the Option, the Exercise Price which shall be the Fair Market Value on the day preceding the Grant Date and shall also include or incorporate by reference the substance of all of the following provisions and such other provisions consistent with this Plan as the Board may determine.

                  6.1 TERM. The term of the Option shall be ten (10) years from the Grant Date of each Option, subject to earlier termination in accordance with Articles VI and X.

                  6.2 RESTRICTION ON EXERCISE. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at grant, provided, however, that except in the case of the Eligible Person's death, Permanent Disability or removal as a Director without cause, or failure to stand for reelection, upon which events the Option will become immediately exercisable, unless a longer vesting period is otherwise determined by the Board at grant; Options shall be exercisable as follows: up to one-third of the aggregate Shares purchasable under an Option shall be exercisable commencing one year after the Grant Date, an additional one-third of the Shares purchasable under an Option shall be exercisable commencing two years after the Grant Date and the balance commencing on the third anniversary from the Grant Date. The Board may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Board may determine in its sole discretion, provided, however, that no Option shall be exercisable until more than six months have elapsed from the Grant Date.

                  6.3 EXERCISE PRICE. The Exercise Price for each Share subject to an Option shall be the Fair Market Value of the Share as determined in
Section 2.8 herein.

                  6.4 MANNER OF EXERCISE. An Option shall be exercised in accordance with its terms, by delivery of a written notice of exercise to the Company and payment of the full purchase price of the Shares being purchased. An Eligible Person may exercise an Option with respect to all or less than all of the Shares for which the Option may then be exercised, but an Eligible Person must exercise the Option in full Shares.

                  6.5 PAYMENT. The Purchase Price of Shares purchased pursuant to an Option or portion thereof, may be paid:

                           (a) in United  States  Dollars,  in cash or by check,
bank draft or money order payable to the Company;

                           (b)  by  delivery  of  Shares  already  owned  by  an
Eligible Person with an aggregate Fair Market Value on the date of exercise equal to the Purchase Price, subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934;

                           (c)  through the  written  election  of the  Eligible
Person to have Shares withheld by the Company from the Shares otherwise to be received with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the Purchase Price.

                  6.6 TRANSFERABILITY. No Option shall be transferable otherwise than by will or the laws of descent and distribution; PROVIDED HOWEVER, that to the extent the option agreement provisions do not disqualify such option for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Options may be transferable during an Optionee's lifetime to immediate family members of an Optionee, partnerships in which the only partners are members of the Optionee's immediate family, and trusts established solely for the benefit of such immediate family members. An Option shall be exercisable during the Eligible Person's lifetime only by the Eligible Person, his guardian, legal representative or permitted transferee.

                  6.7 TERMINATION OF SERVICE. If an Eligible Person's service as a Director terminates for any reason, an Option held on the date of termination may be exercised in whole or in part at any time within one (1) year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

                                   ARTICLE VII

                        GOVERNMENT AND OTHER REGULATIONS

                  7.1 DELIVERY OF SHARES. The obligation of the Company to issue or transfer and deliver Shares for exercised Options under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect.

                  7.2 HOLDING OF STOCK AFTER EXERCISE OF OPTION. The Option Agreement shall provide that the Eligible Person, by accepting such Option, represents and agrees, for the Eligible Person and his permitted transferees hereunder that none of the Shares purchased upon exercise of the Option shall be acquired with a view to any sale, transfer or distribution of the Shares in violation of the Securities Act of 1933, as amended (the "Act") and the person exercising an Option shall furnish evidence satisfactory to that Company to that effect, including an indemnification of the Company in the event of any violation of the Act by such person. Notwithstanding the foregoing, the Company in its sole discretion may register under the Act the Shares issuable upon exercise of the Options under the Plan.

                                  ARTICLE VIII

                                 WITHHOLDING TAX

                  The Company may in its discretion, require an Eligible Person to pay to the Company, at the time of exercise of an Option an amount that the Company deems necessary to satisfy its obligations to withhold federal, state or local income or other taxes (which for purposes of this Article includes an Eligible Person's FICA obligation) incurred by reason of such exercise. When the exercise of an Option does not give rise to the obligation to withhold federal income taxes on the date of exercise, the Company may, in its discretion, require an Eligible Person to place Shares purchased under the Option in escrow for the benefit of the Company until such time as federal income tax withholding is required on amounts included in the Eligible Person's gross income as a result of the exercise of an Option. At such time, the Company, in its discretion, may require an Eligible Person to pay to the Company an amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local taxes incurred by reason of the exercise of the Option, in which case the Shares will be released from escrow upon such payment by an Eligible Person.


                                   ARTICLE IX

                                   ADJUSTMENTS

                  9.1 PROPORTIONATE ADJUSTMENTS. If the outstanding Shares are increased, decreased, changed into or exchanged into a different number or kind of Shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made to the maximum number and kind of Shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of Shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the Purchase Price applicable to the unexercised portion of the Option with a corresponding adjustment in the Exercise Price of the Shares covered by the Option. Notwithstanding the foregoing, there shall be no adjustment for the issuance of Shares on conversion of notes, preferred stock or exercise of warrants or Shares issued by the Board for such consideration as the Board deems appropriate.

                  9.2 DISSOLUTION OR LIQUIDATION. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than 80% of the then outstanding Shares of the Company to another corporation, the Company shall give to each Eligible Person at the time of adoption of the plan for liquidation, dissolution, merger or sale either (1) a reasonable time thereafter within which to exercise the Option prior to the effective date of such liquidation or dissolution, merger or sale, or (2) the right to exercise the Option as to an equivalent number of Shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

                                    ARTICLE X

                        AMENDMENT OR TERMINATION OF PLAN

                  10.1 AMENDMENTS. The Board may at any time amend or revise the terms of the Plan, provided no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained:

                           (a) increase  the maximum  number of Shares which may
be sold pursuant to Options granted under the Plan, except as permitted under the provisions of Article IX;

                           (b) change the  minimum  Exercise  Price set forth in
Article VI;

                           (c) increase the maximum term of Options provided for
in Article VI; or

                           (d) permit the  granting  of Options to any one other
than as provided in Article V.

                  10.2 TERMINATION. The Board at any time may suspend or terminate this Plan. This Plan, unless sooner terminated, shall terminate on the tenth (10th) anniversary of its adoption by the Board. No Option may be granted under this Plan while this Plan is suspended or after it is terminated.

                  10.3 HOLDER OF CONSENT. No amendment, suspension or termination of the Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  11.1 PRIVILEGE OF STOCK OWNERSHIP. No Eligible Person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon exercise of an Option until certificates representing the Shares shall have been issued and delivered.

                  11.2   PLAN   EXPENSES.   Any   expenses   incurred   in   the
administration of the Plan shall be borne by the Company.

                  11.3 USE OF PROCEEDS. Payments received from an Eligible Person upon the exercise of Options shall be used for general corporate purposes of the Company.

                  11.4 GOVERNING LAW. The Plan has been adopted under the laws of the State of Delaware. The Plan and all Options which may be granted hereunder and all matters related thereto, shall be governed by and construed and enforceable in accordance with the laws of the State of Delaware as it then exists.

                                   ARTICLE XII

                              STOCKHOLDER APPROVAL

                  This Plan is subject to approval, at a duly held stockholders' meeting within twelve (12) months after the date the Board approves this Plan, by the affirmative vote of holders of a majority of the voting Shares of the Company represented in person or by proxy and entitled to vote at the meeting. Options may be granted, but not exercised, before such stockholder approval. If the shareholders fail to approve the Plan within the required time period, any Options granted under this Plan shall be void, and no additional Options may thereafter be granted.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 WHX CORPORATION

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 1, 1997

         The undersigned, a stockholder of WHX Corporation, a Delaware corporation (the "Company"), does hereby appoint Ronald LaBow and John R.
Scheessele, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of the Company to be held at the Dupont Hotel, 11th & Market Streets, Wilmington, Delaware 19801, on December 1, 1997, at 11:00 A.M., Local Time, or at any adjournment or adjournments thereof.

         The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated October 20, 1997, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS, TO ADOPT THE 1997 DIRECTORS STOCK OPTION PLAN, TO APPROVE THE GRANT OF AN OPTION TO WPN CORP. AND TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

         1. To elect the following Class I directors: William Goldsmith and John
R. Scheessele, to serve as directors until the 2000 annual meeting of stockholders of the Company and in each case until their successors have been duly elected and qualified.

                          WITHHELD                   ________________________
            FOR ALL       FROM ALL                   ________________________
            NOMINEES ___  NOMINEES ___               ________________________

                                                     TO WITHHOLD AUTHORITY TO
                                                     VOTE FOR ANY NOMINEE(S),
                                                     PRINT NAME ABOVE:


         2. To adopt the 1997 Directors Stock Option Plan of the Company.

            FOR ___________           AGAINST  ________          ABSTAIN ______

         3. To approve the grant of an option to WPN Corp. to purchase shares of the Company's common stock.

            FOR ___________           AGAINST  ________          ABSTAIN ______

         4. To ratify the appointment of Price Waterhouse LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1997.

            FOR ___________           AGAINST  ________          ABSTAIN ______


         5. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may come before the Meeting.

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.


Signature: __________________       Date___________


Signature: __________________       Date___________


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:   _____________

                                 WHX CORPORATION
                              110 East 59th Street
                            New York, New York 10022





                                                                  August 4, 1997



To:      WPN Corp.
         126 Lower Broadford Road
         Bellevue, Idaho  83313

                  We are pleased to inform you that on August 4, 1997 the Compensation Committee of the Board of Directors of WHX Corporation (the "Company") granted you, subject to stockholder approval of the grant within one
(1) year of August 4, 1997, non-qualified stock options, to purchase 1,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company, at a price of $9.625 per Share.

                  No part of the option is currently exercisable. The option may first be exercised with respect to 33.33% of the Shares at any time on or after the date of shareholder approval of this option grant which is expected to be no later than the next annual meeting of stockholders to be held in 1997 (the "Approval Date"). The option may be exercised with respect to an additional 33.33% of the Shares at any time on or after the first anniversary of the Approval Date. The option may be exercised with respect to the remaining 33.34% of the Shares at any time on or after the second anniversary of the Approval Date. You must purchase a minimum of 50 Shares or more (but not fractional shares) each time you choose to purchase Shares, except to purchase the remaining Shares available to you.

                  This option, to the extent not previously exercised, will expire on August 4, 2007.

                  Unless at the time of the exercise of this option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to such Shares, any Shares purchased by you upon the exercise of this option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of this option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to this option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

                  You understand and acknowledge that, under existing law, unless at the time of the exercise of this option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of this option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold);
(iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the shares to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

                  This option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or, at the discretion of the Stock Option Committee, by delivering shares of the Company's stock already owned by you and having a fair market value on the date of exercise equal to the exercise price of the option, or a combination of such shares and cash, or otherwise in accordance with the Plan.

                  Would you kindly evidence your acceptance of this option and your agreement to comply with the provisions hereof by executing this letter under the words "Agreed To and Accepted."

                                       Very truly yours,

                                       WHX CORPORATION


                                       By:_____________________________


AGREED TO AND ACCEPTED:

WPN CORP.


_______________________
Ronald LaBow

                                    EXHIBIT A


WHX Corporation
110 East 59th Street
New York, New York  10022

Gentlemen:

                  Notice is hereby given of my election to purchase ______ shares of Common Stock, $.01 par value (the "Shares"), of WHX Corporation at a price of $ per Share, pursuant to the provisions of the option granted to me on August 4, 1997. Enclosed in payment for the Shares is:

             / /           my check in the amount of $________.

            */ /           __________________   Shares   having  a  total  value
                           $______________,   such  value  being  based  on  the
                           closing price(s) of the Shares on the date hereof.

                  The following information is supplied for use in issuing and registering the Shares purchased hereby:

                  Number of Certificates
                     and Denominations       ___________________

                  Name                       ___________________

                  Address                    ___________________

                                             -------------------

                                             -------------------

                  Social Security Number     ___________________


Dated:            _______________, ____

                                             Very truly yours,


                                             --------------------------

*Subject to the approval of the
 Stock Option Committee